         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                           FORM SB-2/A
                         Amendment No. 4

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      SURFORAMA.COM, INC.
       (Name of small business issuer in its charter)

NEVADA                                 98-0233878
------                                 ----------
(State or jurisdiction of              (I.R.S. Employer
incorporation or organization)         Identification No.)

  Suite 105 - 1010 West 42nd Avenue, Vancouver, British Columbia,
           Canada, V6M 2A8; Telephone (604) 727-8402
  ---------------------------------------------------------------
  (Address and telephone number of principal executive offices)

  Suite 201 - 1166 Alberni Street, Vancouver, British Columbia
          Canada, V6E 3Z3; Telephone (604) 609-7797
  ------------------------------------------------------------
          (Address of principal place of business or intended principal place of business)

     ---------------------------------------------------------
     (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                            |__|

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                        |__|

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                        |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                                        |__|

                 CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------
TITLE OF EACH                 PROPOSED    PROPOSED
CLASS OF                      MAXIMUM     MAXIMUM
SECURITIES                    OFFERING    AGGREGATE     AMOUNT OF
TO BE         AMOUNT TO BE    PRICE PER   OFFERING      REGISTRATION
REGISTERED    REGISTERED      UNIT (1)    PRICE (2)     FEE (2)
---------------------------------------------------------------------
Common        8,008,799 shares  $1.00     $8,008,799    $2114.32
----------------------------------------------------------------------
(1) Based on last sales price on June 8, 2000.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                  COPIES OF COMMUNICATIONS TO:
                      Michael A. Cane, Esq.
                 2300 W. Sahara Blvd., Suite 500
                       Las Vegas, NV 89102
                          (702) 312-6255

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       SUBJECT TO COMPLETION, Dated September 4, 2001



                        PROSPECTUS


                    SURFORAMA.COM, INC.
                     8,008,799 SHARES
                       COMMON STOCK
                     ----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. We have set an offering price for these securities of $1.00 per share.

Our common stock is presently not traded on any market or securities exchange.


----------------------------------------------------------------------

                                                   Proceeds to Selling
                                                   Shareholders Before
                                                      Expenses and
               Offering Price     Commissions          Commissions

Per Share      $1.00              Not Applicable       $1.00

Total          $8,008,799         Not Applicable       $8,008,799
----------------------------------------------------------------------


                       ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk
Factors" on pages 4 - 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                       ----------------



     The Date Of This Prospectus Is:  September 4, 2001

                                1
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                            TABLE OF CONTENTS

                                                                       PAGE
Summary ...............................................................   3
Risk Factors ..........................................................   4
Use of Proceeds .......................................................   8
Determination of Offering Price .......................................   8
Dilution ..............................................................   8
Selling Shareholders ..................................................   8
Plan of Distribution ..................................................  14
Legal Proceedings .....................................................  15
Directors, Executive Officers, Promoters and Control Persons ..........  15
Security Ownership of Certain Beneficial Owners and Management ........  17
Description of Securities .............................................  17
Interests of Named Experts and Counsel ................................  18
Disclosure of Commission Position of Indemnification for
  Securities Act Liabilities ..........................................  19
Organization Within Last Five Years ...................................  19
Description of Business ...............................................  20
Plan of Operation .....................................................  34
Description of Property ...............................................  38
Certain Relationships and Related Transactions ........................  38
Market for Common Equity and Related Stockholder Matters ..............  39
Executive Compensation ................................................  41
Index to Financial Statements .........................................  42
Changes in and Disagreements with Accountants Disclosure ..............  43
Available Information .................................................  43

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                 2

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                              SUMMARY

SURFORAMA.COM, INC.

We were incorporated on October 22, 1999 under the laws of the State of Nevada. Our principal offices are located at 105 - 1010
West 42nd Avenue, Vancouver, British Columbia, Canada V6M 2A8.

Surforama.com

We operate in the electronic commerce business through two web sites: surforama.com and rebatetopia.com. Through our surforama.com web site, we provide consumers and businesses with the following products and services:

* Free classified advertising to product and service oriented businesses throughout the United States and Canada;
* The Surforama Store, where we link our customers to affiliated companies that offer a wide range of consumer products.;
*     FREEmail, offering Internet users a free electronic mail service;
* An affiliate program providing merchant web site owners the opportunity to enhance their web sites by accessing our classified advertisement content;

As part of an equity joint venture agreement with SourceTM, a division of Premier Lifestyles International Corporation, we and SourceTM have agreed to jointly establish and develop an online database and tracking system for its SCORE Reciprocal Rebate program. The SCORE Reciprocal Rebate Program is a rebate-shopping card program that allows SCORE members to earn rebate points when they shop at participating merchants. These rebates reflect a percentage of the purchase price that the participating merchant has agreed to refund to a SCORE member for shopping at its store.
 The member may use rebate points to purchase goods and services offered in the SCORE Rewards mall or convert them into cash. If the cash value of a member's points reaches $25.00, the member can request that SCORE electronically transfer cash in this amount to his or her bank account.

Both companies jointly incorporated Rebatopia.com, Inc., a Nevada corporation. Rebatopia now owns the web sites located at rebatopia.com and rebatetopia.com. We provide the operations expertise for tracking member rebates and developing and maintaining an online user database. SourceTM has provided the start-up servers and equipment required to host Rebatopia's web sites and user database, as well as access to its 1,000,000 SCORE member database.

Securities Being Offered      Up to 8,008,799 shares of common stock
                              at $1.00 per share.


Minimum Number of Shares      None.
To Be Sold in This Offering

Securities Issued
And to be Issued              19,828,899 shares of common stock are
                              issued and outstanding as of the date of this prospectus. All of the

                                3

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                              common stock to be sold under this
                              prospectus will be sold by existing
                              shareholders.

Use of Proceeds               We will not receive any proceeds from the
                              sale of the common stock by the selling
                              shareholders.


                          RISK FACTORS

An investment in our common stock involves a high degree of risk.
 You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.

If We Do Not Obtain Additional Financing, Our Business Will Fail

As of May 31, 2001, we had cash in the amount of $1,430. Our business plan calls for on going expenses in connection with maintaining our web sites. These expenses will be partially paid for by initial customization fees and monthly maintenance fees from potential customers who we will be providing content to, while improving our offerings. We have incurred a net loss of $38,043.00 since our inception. Our net loss would have been greater if we did not receive consulting fees from Rebatopia.com, Inc., a company related to us, and a non-recurring gain from selling a partial interest in Rebatopia.com, Inc. pursuant to a terminated sale agreement. There is no expectation that that we will continue to receive funds of this nature. Accordingly, we expect to lose additional money in the foreseeable future.

We intend to devote additional resources to further the development of our business. Accordingly, we will require additional funding in order to finance this development expense.
 We anticipate that such costs will include:

* $19,000 to complete the development of our web site and the Rebatopia web site;
*     $15,500 for advertising and marketing costs; and
* $18,000 to purchase and lease additional equipment for our web site development.

If we are not able to raise the funds necessary to fund our research and development objectives, we may have to delay the implementation of our business plan.

We do not have any arrangements for financing and we can provide no assurance to investors that we will be able to obtain the required financing when needed. Obtaining additional financing will be subject to a number of factors, including:

*     Market conditions;
*     Investor acceptance of our business plan; and
*     Investor sentiment.

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These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in achieving financing in the amount necessary to develop and market our web sites, then we will not be able to achieve revenues and our business will fail.

Because We Have Only Recently Commenced Business Operations, We
Face A High Risk of Business Failure

We were incorporated in October 1999.   Our Internet web site was
also developed in 1999.   We are presently in the process of
developing and expanding the content on our web sites and offering additional products and services. Our revenues from inception to May 31, 2001 have been $117,989, earned from advertising and consulting services. Accordingly, we have minimal operating history from which investors can evaluate our business. An investor should consider the risks, expenses and uncertainties that an early stage company like ours faces. These risks include our ability to:

*     Develop a functioning and marketable website;
* Offer products and services that are easy to use and desired by merchants and consumers;
* Successfully market our existing and planned products and services;
* Convince potential customers to visit our web sites and purchase products from our Surforama Store;
* Convince merchants to pay us for accessing classified advertising content on our surforama.com web site.
*     Respond effectively to competitive pressures;
* Continue to develop and upgrade our web sites once development is complete.

If we are unsuccessful in addressing these risks, our business will most likely fail.

Because We Have Only Recently Commenced Business Operations, We
Expect to Incur Operating Losses For The Foreseeable Future

We were marginally profitable in our most recently completed fiscal year. In the near future, we anticipate that we will incur increased operating expenses without obtaining comparable increases in revenues from sales. We therefore expect to incur significant losses into the foreseeable future and recognize that if we are unable to generate significant revenues from advertising on our web sites, sales from our Surforama store, sales of access to our Surforama.com affiliate program and income from rebatopia, we will not be able to achieve profitability or continue operations.

Because We Are A Development Stage Company, Our Business Has A
High Risk Of Failure

As noted in our financial statements that are included with this prospectus, we are a development stage company that is currently developing two web sites. These conditions, as indicated in the audit report of Morgan & Company, Chartered Accountants, raise substantial doubt as to our continuance as a going concern. To date, we have completed only partial development of viable web sites offering products and services and we can provide no assurance that the products and
                                5

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services offered and under
development will have a commercial application. The success of our business operations will depend upon our ability to obtain further financing to complete successful development of the program and to attain profitable operations. It is not possible at this time for us to predict with assurance the outcome of these matters. If we are not able to complete successful development of the program and attain sustainable profitable operations, then our business will fail.

If We Become Subject To Burdensome Government Regulations
Affecting The Internet, Our Business Could Be Adversely Affected

To date, governmental regulations have not materially restricted use of the Internet in our markets. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from delivering our products and services over the Internet. The growth of the Internet may also be significantly slowed. This could delay growth in demand for our network and limit the growth of our revenues. In addition to new laws and regulations being adopted, existing laws may be applied to the Internet. New and existing laws may cover issues that include:

1.    sales and other taxes;
2.    user privacy;
3.    pricing controls;
4.    characteristics and quality of products and services;
5.    consumer protection;
6.    cross-border commerce;
7.    libel and defamation;
8.    copyright, trademark and patent infringement; and
9. other claims based on the nature and content of Internet materials.


If A Market For Our Common Stock Does Not Develop, Shareholders
May Be Unable to Sell Their Shares

There is currently no market for our common stock and we can provide no assurance that a market will develop. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

If A Market For Our Common Stock Does Develop, Our Stock Price May
Be Volatile

If a market develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors including:

* Our ability to complete the development of the Surforama and Rebatopia web sites;
* Our ability to generate revenues from advertising sales on our web sites;
* Our ability to generate revenues from the sales of products and services on the Surforama web site;
* Our ability to convince merchants to pay us for using the Surforama.com Affiliate Program;

                                 6

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*     Our ability to generate brand recognition of our web sites;
*     Increased competition from competitors who offer competing products; and
*     Our financial condition and results of our operations.

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service.

Because Our Stock Price May Initially Be Less Than $5 And Not
Quoted On A National Exchange, We Are Likely To Be Subject To
Government Regulations That Can Make It More Difficult For
Shareholders To Sell Their Stock

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

* contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
* contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws;
* contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price;
* contains a toll-free telephone number for inquiries on disciplinary actions;
* defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
* contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:
*     with bid and offer quotations for the penny stock;
* the compensation of the broker-dealer and its salesperson in the transaction;
* the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
* monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary

                                 7

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market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock become subject to the penny stock rules, stockholders may have difficulty selling those securities.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the this Risk Factors section and elsewhere in this prospectus.

                        USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                DETERMINATION OF OFFERING PRICE

The $1.00 per share offering price of our common stock was determined based on the last sales price from our most recent private offering of common stock on June 8, 2000. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

                           DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                     SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 8,008,799 shares of common stock offered through this prospectus. The shares include the following:

1. 6,420,000 shares of our common stock that the selling shareholders acquired from us under section 4(2) of the Securities Act pursuant to a purchase and sale agreement dated November 1, 1999 between the shareholders of Surforama.com Portal Services Inc. and us.

2. 1,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on November 4, 1999;

3. 12,150 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on November 30, 1999;

                                8

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4.   76,649 shares of our common stock that the selling
     shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on June 8, 2000;

The following table provides as of September 4, 2001 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.    the number of shares owned by each prior to this offering;

2.    the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering;

4.    the percentage owned by each; and

5. the identity of the beneficial holder of any entity that owns the shares.

                                9

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                                   Total Number   Total Shares To  Percent
                                   Of Shares To   Be Owned Upon      Owned
                                   Be Offered For Completion          Upon
Name                 Shares Owned  Selling        Of This       Completion
Of Selling          Prior To This  Shareholders   Offering         Of This
Stockholder              Offering  Account                        Offering
--------------------------------------------------------------------------
Steve Allison               1,000          1,000       Nil             Nil
RR1 S7A C22
Peachland, B.C.
V0H 1X0

Sandra Brock              100,000        100,000       Nil             Nil
11638 Waresley Street
Maple Ridge, B.C.
V2X 8W2

Janine Brunelle             1,250          1,250       Nil             Nil
829 East 14th Avenue
Vancouver, B.C.
V5T 2N5

Campus Computers           12,500         12,500       Nil             Nil
Beneficial Owner:
Richard Tse
238 - 13500 Verdun Place
Richmond, B.C.
V6V 1V4

John Hanson               436,166        436,166       Nil             Nil
103B - 1205 Pipeline
  Road
Port Coquitlam, B.C.
V3B 6E3

Julie Hanson              890,000        890,000       Nil             Nil
103B - 1205 Pipeline
  Road
Port Coquitlam, B.C.
V3B 6E3

Phyllis Hanson            890,100        890,100       Nil             Nil
17- 3100 Ozada Dr.
Coquitlam, B.C.
V3B 2T5

                                10

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                                   Total Number   Total Shares To  Percent
                                   Of Shares To   Be Owned Upon      Owned
                                   Be Offered For Completion          Upon
Name                 Shares Owned  Selling        Of This       Completion
Of Selling          Prior To This  Shareholders   Offering         Of This
Stockholder              Offering  Account                        Offering
--------------------------------------------------------------------------
Steve Hanson              890,100        890,100        Nil            Nil
207 - 1199
  Westwood Street
Coquitlam, B.C.
V3B 4S6

Cynthia Huie                1,000          1,000        Nil            Nil
4715 Village Drive
Burnaby, B.C.
V5G 4V7

Robert Huie               740,000        740,000        Nil            Nil
4715 Village Drive
Vancouver, B.C.
V5G 4V7

Rod Jao                    29,167         29,167        Nil            Nil
7271 Francis Road
Richmond, B.C.
V6Y 1A1

Diane Louie                 3,000          3,000        Nil            Nil
4762 East Georgia Street
Burnaby, B.C.
V5C 2V6

Kirby Louie               740,000        740,000        Nil            Nil
4762 East Georgia St.
Burnaby, B.C. V5C 2V8

Korena Louie                2,000          2,000        Nil            Nil
114 - 5860 Dover
  Crescent
Richmond, B.C.
V2C 5S6

                                11

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                                   Total Number   Total Shares To  Percent
                                   Of Shares To   Be Owned Upon      Owned
                                   Be Offered For Completion          Upon
Name                 Shares Owned  Selling        Of This       Completion
Of Selling          Prior To This  Shareholders   Offering         Of This
Stockholder              Offering  Account                        Offering
--------------------------------------------------------------------------
Clark McFadden                100            100        Nil            Nil
7 - 2023 West 4th Ave.
Vancouver, B.C.
V6J 1N3

John Reinsma               38,174         38,174        Nil            Nil
906 - 888 Pacific Avenue
Vancouver, B.C.
V6Z 2Z6

Ryerson
  Corporation AVV.         83,334         83,334        Nil            Nil
Beneficial Owner:
Edwin Geerman
1st Independent Trust Curacao
P.O. Box 840, Curacao
7 Abraham-deVeerstraat
Netherlands, Antilles

Chin Kit Tang               1,000          1,000        Nil            Nil
3444 Knight Street
Vancouver, B.C.
V5N 3K9

Peter Tang                  2,000          2,000        Nil            Nil
16727 85th Avenue
Surry, B.C. V4N 4W3

Henry Touwslager              125            125        Nil            Nil
829 East 14th Avenue
Vancouver, B.C.
V5T 2N5

                                12

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                                   Total Number   Total Shares To  Percent
                                   Of Shares To   Be Owned Upon      Owned
                                   Be Offered For Completion          Upon
Name                 Shares Owned  Selling        Of This       Completion
Of Selling          Prior To This  Shareholders   Offering         Of This
Stockholder              Offering  Account                        Offering
--------------------------------------------------------------------------
Craig Turner                  350            350        Nil            Nil
208 - 1850 West 8th
  Avenue
Vancouver, B.C.
V6J 5G3

Phil Watkins                  100            100        Nil            Nil
8211 Craigavon Road
Richmond, B.C.
V4N 4W3

June Yau                  435,666        435,666        Nil            Nil
#5 - 11760 Bird Road
Richmond, B.C.
V6X 1N9

Ken Yau                   890,000        890,000        Nil            Nil
#5 - 11760 Bird Road
Richmond, B.C.
V5C 2V8

Lawrence Yau              890,000        890,000        Nil            Nil
#5 - 11760 Bird Road
Richmond, B.C.
V6X 1N9

Shing Yau                 890,000        890,000        Nil            Nil
#5 - 11760 Bird Rd.
Richmond, B.C.
V6X 1N9

                                13

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                                   Total Number   Total Shares To  Percent
                                   Of Shares To   Be Owned Upon      Owned
                                   Be Offered For Completion          Upon
Name                 Shares Owned  Selling        Of This       Completion
Of Selling          Prior To This  Shareholders   Offering         Of This
Stockholder              Offering  Account                        Offering
--------------------------------------------------------------------------
578265 BC Ltd.             41,667         41,667        Nil            Nil
Beneficial Owner:
Charlo Barbosa
1166 Alberni Street
Suite 1502
Vancouver, BC
V6E 3Z3

--------------------------------------------------------------------------

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 19,828,899 shares of common stock outstanding on September 4, 2001.

None of the selling shareholders or their beneficial owners:

* has had a material relationship with us other than as a shareholder at any time within the past three years; or
* has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

John Hanson is Mike Hanson's Father.
Julie Hanson is Mike Hanson's Sister.
Phyllis Hanson is Mike Hanson's Mother.
Steve Hanson is Mike Hanson's Brother.
June Yau is Edward Yau's Mother.
Ken Yau is Edward Yau's Brother.
Lawrence Yau is Edward Yau's Brother.
Shing Yau is Edward Yau's Father.


                      PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

                                14

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1.    On such public markets or exchanges as the common stock
      may later be traded;
2.    In privately negotiated transactions;
3.    Through the writing of options on the common stock;
4.    In short sales; or
5.    In any combination of these methods of distribution.

There is no minimum number of shares required to be sold in this offering.

The sales price of our stock will be $1.00 per share.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer;
      and

3. Not bid for, purchase any of our securities, or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                         LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of September 4, 2001 are as follows:

Directors:

Name of Director                Age
----------------------         -----
Edward Yau                       29
Mike Hanson                      39
Gregory S. Yanke                 31

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Executive Officers:

Name of Officer                 Age      Office
----------------------         -----     ------
Edward Yau                       29      President, Chief Executive Officer
Mike Hanson                      38      Vice-President and Chief
                                         Operating Officer
Greg Yanke                       31      Secretary and Treasurer

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Edward Yau is our President, Chief Executive Officer and Director. Mr. Yau graduated from the University of British Columbia in 1996 with a Bachelor of Medical Laboratory Sciences degree. Prior to founding Surforama.com Portal Services Inc., our wholly owned subsidiary, Mr. Yau founded and acted as President of Crys Tel Telecommunications, Inc. from 1997-1999, a private company specializing in the North American and European marketing and deployment of Internet Protocol telephony products and services which allow users to make long distance telephone calls using the internet. He has also acted as President of Global NeTVision Inc. in 1997, an international marketing company based in Canada. Mr. Yau spends 100% of his time on our business.

Mr. Mike Hanson is our Vice-President, Chief Operating Officer and Director. Prior to co-founding Surforama.com Portal Services Inc. with Mr. Yau, Mr. Hanson acted as chief operating officer of Cry-Tel Telecommunications, Inc. from 1998 to 1999, a long distance telephone company specializing in the North American and European marketing and deployment of Internet Protocol telephony products and services which allow users to make long distance telephone calls using the internet. He also acted as Vice-President of Marketing for Canada Telecom Network Inc., one of the largest long distance resellers in Canada, from 1996 to 1998. Prior to that, Mr. Hanson was employed for eight years as Vice-President of Operations with Prestige Advertising Services Ltd., a private promotional advertising company from 1987 to 1994. Mr. Hanson spends 100% of his time on our business.

Mr. Gregory S. Yanke is Secretary, Treasurer and a Director. Mr. Yanke is a self-employed securities lawyer and principal of Gregory S. Yanke Law Corporation. From May 1996 to February 2000, he was employed as an associate lawyer with Beruschi & Company, Barristers and Solicitors, a Vancouver, Canada based law firm that practices securities and corporate law. Mr. Yanke is a graduate of the University of British Columbia, receiving Bachelor degrees in Political Science (1991) and Law (1994). He is a member in good standing with the Law Society of British Columbia. Mr. Yanke currently acts as a director of three British Columbia and Alberta reporting companies: Pacific Topaz Resources Ltd., International Alliance Resources Inc. and Maximum Ventures Inc. He is also corporate secretary of LMX Resources Ltd., Randsburg International Gold Corp., Alberta Star Mining Corp., and Landstar Properties Inc., all of which are British Columbia and Alberta reporting companies. Mr. Yanke is also the corporate secretary for Infinex Ventures, Inc., a US reporting company. Mr. Yanke spends approximately 3% of his time on our business.

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Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of September 4, 2001, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                  Name and address          Amount of             Percent
Title of class    of beneficial owner       beneficial ownership  of class
--------------    -------------------       --------------------  --------
Common Stock      Edward Yau                         5,910,000      29.8 %
                  12191 McNeely Drive
                  Richmond, British Columbia
                  V6V 2S1

Common Stock      Mike Hanson                        5,910,000      29.8 %
                  105 - 1010 West 42nd Avenue
                  Vancouver, British Columbia
                  V6M 2A8

Common Stock      Gregory S. Yanke                         100     less than
                  200 - 675 West Hastings Street                     0.01%
                  Vancouver, British Columbia
                  V6B 1N2

Common Stock      All executive officers and        11,820,100       59.6%
                  directors as a group
--------------------------------------------------------------------------
The percent of class is based on 19,828,899 shares of common stock issued and outstanding as of September 4, 2001.

                      DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 70,000,000 shares of common stock at a par value of $0.001 per share.

Common and Preferred Stock

As at the date of this Registration Statement, 19,828,899 shares of common stock are issued, outstanding and held by 30 shareholders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.
Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.001 per share. As at the date of prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

              INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Michael A. Cane of Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Morgan & Company, chartered accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

  DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                  SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

            ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on October 22, 1999 under the laws of the state of Nevada. Our wholly owned subsidiary, Surforama.com Portal Services Inc., was organized as a corporation under the Canada Business Corporations Act on August 10, 1999. Rebatopia.com, Inc., a private company in which we possess a 49.07% interest, was organized as a Nevada corporation on March 27, 2000.

On October 22, 1999, the date of our incorporation, Gregory S. Yanke was appointed as our sole director. He also became our president, secretary, and treasurer on that date as well. On November 1, 1999, in connection with our acquisition of a 100% interest in Surforama.com Portal Services Inc., Edward Yau and Mike Hanson were appointed to the our Board of Directors. In addition, Mr. Yau was appointed a director, President, and Chief Executive Officer, and Mike Hanson was appointed a director, Vice-President, and Chief Operating Officer. Since November 1, 1999, Greg Yanke has continued as Secretary, Treasurer and a director.

                    DESCRIPTION OF BUSINESS

Our business plan is to sell private label web sites, products, services, and advertising. Private labeling means that we provide customers with a link from their web sites to our web site content. When an Internet user clicks on the classified advertisement section of one of our customer's web site, the user is sent to content on our web site. However, the user is unaware that he or she has left our customer's web site because the customer's name or logo remains at the top of each web page.

We generate revenue by charging customers a fee for customizing their private label web site. We also charge a monthly maintenance fee that is based on the size of the customer's web site and its activity.

Our website currently offers the following content to Internet users:

* Surforama classified advertising which allows businesses and individuals to place free advertisements on our web site 24 hours a day under various classification categories;

* the Surforama store, an online shopping service that currently offers links to products and services offered by our affiliated companies; and

*     Surforama free e-mail service.

Once a user has signed up on our website, we are able to track their shopping habits. This shopping information shows our advertising clients where they should spend their advertising budgets. We have signed an advertising agreement with Engage Media to assist us in generating clients and advertising revenue.

From January 2001 through June 2001, Surforama.com served a total of 4,766,733 impressions with a click through rate of 7.36% and a total of $3,154.11 in net revenue. The following is a break down for these months:

* In January 2001, our web site received a total of 965,894 impressions with a click-through rate of 12.81% and a total of $908.27 in net revenue.

* In February 2001, our web site received a total of 733,608 impressions with a click-through rate of 6.19% and a total of $742.50 in net revenue.

* In March 2001, our web site received a total of 800,338 impressions with a click-through rate of 5.19% and a total of $579.15 in revenue.

* In April 2001, our web site received a total of 702,748 impressions with a click-through rate of 8.49% and a total of $263.15 in net revenue.

* In May 2001, our web site received a total of 764,069 impressions with a click-through rate of 6.48% and a total of $309.49 in net revenue.

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

* In June 2001, our web site received a total of 800,076 impressions with a click-through rate of 4.98% and a total of $351.55 in net revenue.

In Internet advertising a click-through is used to mean a request for a page that contains an ad. Sometimes, a click-through is more narrowly defined as a click on an ad. The click-through rate is the number of clicks on an ad as a percentage of the number of times that the ad was downloaded with a page. Therefore, a click-through rate of 2% means that 2% of the people who downloaded the page clicked on the ad. An impression is each request for a web page on a particular server. These days, most servers only count impressions, not hits, which may also include requests for graphic files. Counting the impressions is a good way to measure the popularity of a website.

Although, our website is currently accessible to the public, it will require ongoing development and maintenance. We presently generate minimal revenue from the Surforama store and the advertising done on our site. We are currently devoting most of our efforts into establishing our business. Our primary source of revenue is a combination of private label and customization fees, the sale of general products and services and advertising.
 We are not solely dependent on one source of revenue.

We have adjusted our business plan to adapt to the changing business environment among Internet companies. Over the past year, a number of such businesses have failed because their primary targeted source of revenues was from advertising. We have modified our plan to focus on generating income from the sale of our technical services in the design, development and set up of web site and e-commerce services, along with connected monthly maintenance and service agreements. We have only just begun this process, but starting in the month of October 2000 and continuing through June 2001, we generated fee income for these services in the amount of $41,600.

Acquisition of Surforama.com Portal Services Inc.

By a purchase and sale agreement dated November 1, 1999, we agreed to acquire from Edward Yau, Mike Hanson, Shing Yau, June Yau, John Hanson, Phyllis Hanson, Kirby Louie, and Robert Huie, an undivided 100% interest in Surforama.com Portal Services Inc. This transaction resulted in the former shareholders of Surforama.com Portal Services Inc. owning the majority of our issued shares. Such a transaction is referred to as a reverse take-over. For accounting purposes, this transaction has been treated as Surforama.com Portal Services Inc.'s acquisition of all of our net
assets and liabilities.   This sale was made in consideration for
the issuance of 17,240,000 shares of our common stock at a deemed price of $0.001 that we issued as follows:

      Name of Vendor                   Number of Shares Issued
      --------------                   -----------------------
      Mike Hanson                       5,410,000
      Edward Yau                        5,410,000
      Julie Hanson                        890,000
      Phyllis Hanson                      890,000
      Steve Hanson                        890,000
      Ken Yau                             890,000
      Lawrence Yau                        890,000

      Shing Yau                           890,000
      Robert Huie                         540,000
      Kirby Louie                         540,000
      -----------                      ----------
      Total                            17,240,000

Products and Services

Through our acquisition of Surforama.com Portal Services Inc., we acquired 100% ownership of the surforama.com web site and its contents.

Our web site offers the following services:

     1.  Free Internet classified advertising;
     2.  On-line shopping through the Surforama Store;
     3.  Free e-mail;
     4.  The Surforama Affiliate Program; and
     5.  Web development consulting.


1.   Free Classified Advertising Services

We have developed and operate an Internet electronic commerce web site located at www.surforama.com that offers classified advertisement services to the public. Through this web site, businesses and individuals may place advertisements 24 hours a day under any of the following current classification categories: vehicles, employment, rentals, real estate, computers, personals, pets and animals, collectibles, opportunities and general. Each classification category has between three and 23 subcategories. Advertisements may consist of text messages and digitally reproduced pictures provided by the user.

As part of our introductory pricing strategy, users may post and view classified advertisements on our web site free of charge.
Our pricing policy may change as the web site develops greater public exposure. We intend to offer our customers the opportunity to feature their advertisements on our home page, or on the front page of each classification category, on a fee basis. We will offer additional features such as boldfacing, the attachment of icons, multiple photographs, audio files and multimedia files to advertisements on a fee basis.

2.   The Surforama Store

Our web site also includes the Surforama store, an online shopping service that currently links our customers to affiliate companies that offer a wide range of consumer products, including vehicles, books, magazines, recorded music products, motion picture videos, clothing and accessories, computers, electronic goods, flowers, gifts, health and beauty products, home office and business products, pets, toys and games for sale to the public.

We obtain affiliates through an online signup process. In this process, we give potential affiliates general information about our web site and our potential to refer online customers to their site. If the potential affiliate decides to sign up with us, they fill out and send a request that their product or service be added to our Surforama Store. In a typical arrangement, the affiliate proposes a commission rate to be paid to us for each purchase made by a customer that comes to their web site, via the Surforama Store. We then evaluate this proposed commission rate and if it seems fair, we add the merchant's products and/or services to the Surforama Store. If it does not seem fair to us, we can reject the application and look for a better deal from another merchant. Our commission thus varies from merchant to merchant, ranging from 1% for products such as computers, up to 25% for products such as clothes and accessories. Other terms of these arrangements include:

   1. Business is done on a best efforts basis, meaning there is no guarantee of a specific or any business volume.

   2. We agree not to display any controversial, violent, pornographic, racial, and/or derogatory material of any kind on our web site.

   3. Each merchant pays out money owed to us either monthly or quarterly.

We believe these arrangements to be legally enforceable, and if an affiliate does not pay any commissions we perceive as owed, we retain the right to terminate any further referral of customers to the affiliate's site.

When a customer accesses the Surforama Store by pressing an icon on the web site, the customer is linked to an independent web site owned by a company that offers and/or specializes in that particular product or service. This company is known to us as an affiliate company, and is able to accept payment from our customer and deliver the product directly to them. If a consumer makes a purchase from an affiliate company via our web site, we receive a payment from the affiliate company equal to 1% to 25% of the value of the item or items purchased. Generally speaking, this commission will not make the price of products sold through our website uncompetitively high as such sales will often save producers and re-sellers a substantial amount in overhead and marketing expenses. These cost savings typically off set any commission paid to us, and thus result in a lower cost to consumers than if purchased from a store. We do not participate in the customer transaction and therefore incur no overhead, inventory or delivery costs. This arrangement allows us to offer our users a wide variety of consumer products with low overhead and no inventory.
All our arrangements with affiliate companies are made through a paperless sign up process through our website.

The Surforama Store has not generated any revenues to date.

3.   FREEmail

We offer our web site users the ability to subscribe for a free e-mail account that can be accessed from any computer connected to the Internet. Users simply log on to our web site and enter a password in order to access their e-mail accounts. As with standard e-mail accounts, the user is able to send, receive and store messages. Each e-mail account permits the user to save up to six megabytes worth of memory.

Internet users typically obtain e-mail accounts through their Internet service provider. However, when users change their Internet service provider, they usually have to change e-mail addresses as well. For a transition period they have to retrieve e-mail messages from their old address and notify friends, family and associates of their new address. With FREEmail, users access their e-mail through the Surforama web site rather than through the Internet service provider.

We intend to develop the FREEmail service into a distinct revenue stream by encouraging e-mail account holders to sign up for feature product specials and promotions sponsored by advertisers or us.

We are offering free classified advertising and free e-mail to the public in order to attract customer traffic to our web site. Our advertising revenue is directly linked to the number of Internet users who access our web site.

4.   Information Source

We provide our web site users with search engine links, current news, weather, sports, technology and movies in order to attract traffic. Because our web site uses links to other web site domains established by companies such as CNN, ABC, NBC and BBC, we do not incur the prohibitive costs that would be associated with providing and updating such information.

We also offer the following services and information to our web site customers:

Service                                                   Website Link
-------                                                   ------------

Travel (car rental, flight booking, hotel reservations)   travelnow.com
White pages and yellow pages (phone listings)             infousa.com
Ask an expert service                                     askme.com
Surforama AutoGuide                                       carprices.com
                                                          stoneage.com

5.   The Surforama Affiliate Program

Through our affiliate program, merchant web site owners have the opportunity to enhance their web sites by accessing the classified
advertisement content of surforama.com.   Many web site owners do
not have the means to create their own classified advertising section. Through our affiliate program, we provide these owners a link to our web site content. Thus, when an Internet user clicks on the classified advertisement section of a Surforama affiliate, the user is sent to the classified advertisement section of our web site. However, the user is not aware that he or she has left the original web site because the merchant owner's name or logo remains at the top of the web page.

Our affiliate program provides us with an additional stream of revenue. The merchant owners agree to pay us on average 5% of the dollar amount of products sold through the web site link or a fixed rate on average of $0.03 per visitor sent to our web site. The amount and method of payment varies from merchant to merchant.
 In addition, by having affiliate web site users access our web site and increase traffic, the amount that businesses are willing to pay to advertise on our web site increases.

To date, this program represents approximately 1% of our total revenue.
                                24

6.   Web Development Consulting

In order to generate revenue to support the development and operation of our website, we have accepted a couple of small to medium size technology consulting projects involving website design and development as well as the underlying database programming for those websites. These services are not part of our core business plan, and we do not anticipate any new consulting projects at this time. Although, we are open to considering any potential project that may be made available to us.

7.   Future Products and Services

We intend to expand our business by creating a rebate program that rewards customers for accessing the surforama.com web site, using our e-mail and purchasing products and services through our web site. We also plan to add products and services to our web site such as online coupons and auctions, to increase our presence through regional and national advertising and to further develop the content of our web site by including information on stocks, business, health, computers, games, banking, newspapers and MP3s.

     ECoupons

We plan to offer ECoupons. ECoupons will allow customers to access a variety of coupons for products and services. Consumers will have access to discount coupons and promotions on selected products and services 24 hour a day from any computer connected to the Internet. Users simply type in their zip code or the name of the city to display coupons for businesses located in the geographical area they have specified. Users then print coupons displayed on their computer screens and take them to the sponsoring businesses.

We intend to offer the coupon service to businesses free of charge. We expect to generate revenue from the increased traffic to our web site created by the ECoupons.

Rebatopia.com

We entered into an equity joint venture agreement dated February 24, 2000 with SourceTM, a division of Premier Lifestyles International Corporation. The parties agreed to jointly establish and develop an online database and tracking system for Source's SCORE Reciprocal Rebate program, a pay-to-surf rewards and an online shopping rebate program. In accordance with the terms of this agreement, we jointly incorporated Rebatopia.com, Inc., a Nevada corporation. Rebatopia now owns the web sites located at rebatopia.com and rebatetopia.com.

Pursuant to the terms of the agreement, we provide the operations expertise for tracking member rebates and developing and maintaining an online user database. Source has provided the start-up servers and equipment required to host Rebatopia's web sites and user database, and has provided Rebatopia with access to its 1,000,000 SCORE member database.

Through SCORE's Reciprocal Rebate program, consumers may apply for free rebate shopping network memberships. Members receive rebates when they purchase products or use services offered on the Rebatopia web sites. Members also receive money for downloading Rebatopia's

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

PaytoSurf Navigator, a Windows based program that displays advertisements on the member's computer screen. The member may browse the Internet, work on a document and send e-mail while using the PaytoSurf Navigator.

On March 27, 2000, along with Source, we entered into an agreement with EuroCapital Holdings AVV, Telquest Technologies, Inc. and Uwantcash.com, Inc. We refer to these entities collectively as the Eurocapital Group. The Eurocapital Group agreed to invest $2,000,000 in Rebatopia and license to Rebatopia its proprietary pay to surf tracking software in exchange for a 33.3% interest in Rebatopia. On August 8, 2000, we, Source and the Eurocapital Group agreed to terminate the March 27, 2000 purchase and sale agreement. At the date of termination, the Eurocapital Group had advanced $100,000 to us, and $125,000 to Source, or $225,000 in total. In consideration of these payments, we agreed to transfer 2,790 shares of common stock in Rebatopia to Eurocapital Holdings AVV. Source did the same so that a total of 5,580 shares were transferred to Eurocapital.

Rebatopia.com, Inc. is operated independently from Surforama.com, Inc. Accordingly, Rebatopia is responsible for all losses it incurs and intends to meet any capital requirements through equity financing. Any profits realized by Rebatopia are expected to be either reinvested in its business or paid to its shareholders through the declaration of dividends.

Share Structure of Rebatopia
----------------------------

Rebatopia's Articles of Incorporation currently provide that it is authorized to issue up to 70,000,000 shares of common stock with a par value of $0.001 per share and up to 5,000,000 shares of preferred stock with par value of $0.001. As at the date of this registration statement, 300,000 shares of common stock are issued and outstanding in the capital of Rebatopia. No preferred shares of common stock are issued and outstanding.

The shareholders of Rebatopia are as follows:

Name of Shareholder     Number of Shares Owned   Percentage of Shares Owned
-------------------     ----------------------   --------------------------
Surforama.com, Inc.           147,210                      49.07%
Source                        147,210                      49.07%
Eurocapital Holdings AVV        5,580                       1.86%

Source's Business

Source is a retail and marketing services company that offers a variety of services to individuals and business including rebate shopping network memberships, point of sale systems management, debit card processing and web site development and hosting. As part of its operations, Source contracts with companies to offer participation in its rebate shopping network. Members or employees of these participating companies are then eligible to receive rebates averaging 2.5% on products purchased from participating merchants. On each purchase, a portion of the price paid by the rebate network member is remitted to the member's sponsoring organization and to the organization that recruited the participating merchant.

Currently, the Source rebate-shopping network consists of 21 North American independent sales organizations. These organizations have signed agreements with Source to market Source's benefits and services to their membership.

Through Score's Reciprocal Rebate program, consumers may apply for free rebate shopping network memberships. Members receive rebates when they purchase products or use services offered on Rebatopia's web sites. They also receive money for downloading Rebatopia's PaytoSurf Navigator, a Windows based program that displays advertisements on the member's computer screen. The member may browse the Internet, work on a document and send e-mail while using the PaytoSurf Navigator.

A member receives 10 points for each banner advertisement that is shown while that member is using his or her computer. A portion of Rebatopia's advertising proceeds is distributed on a pro rata basis to members each month based on the number of points each has accumulated. This system encourages members to view advertisements and provides the advertiser with a source of exposure to consumers.

Rebatopia's revenue will be derived exclusively from advertising proceeds. The amount of revenue that Rebatopia generates will depend on the number of individuals who access its web site to make online purchases or to view the number of Score rebate points they have earned.

Software Development

We have been developing online products and services since the middle of 1999. We began with the development of a personal rewards community portal and rewards program featuring a number of revenue generating services such as our classifieds section, free email, rebate mall, and affiliate program.

During this development stage we were in the process of creating an online shopping and tracking technology for our existing users/members. This enabled us to offer progressive and valuable technology to numerous market segments, allowing us to become an applications service provider.

We have spent the following amounts on software development activities:

                                                     Inception to
                                                     May 31, 2001

Software Development Expenditures:                   $76,127


All of this software development expense represents the fair value of donated services of our officers and employees. Of this amount, $3,750 went to compensation expense in 1999. To date, our Software Development efforts have been financed from our initial seed capital and the selling of Surforama shares to EuroCapital. Any future research and development that Surforama undertakes will likely be financed through the sale of securities.

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Market For Our Products and Services

1. The Internet Economy

The Internet has dramatically changed the way that millions of people worldwide share information, communicate and conduct business. International Data Corporation, or IDC, an independent technology research organization, estimates that the total number of Internet users worldwide will grow from approximately 196 million at the end of 1999 to approximately 602 million by the end of 2003. The availability of a broad range of content and the acceptance of electronic commerce has driven rapid Internet adoption by businesses and consumers alike, which has in turn stimulated the proliferation of additional content and electronic commerce.

According to the Computer Industry Almanac, there were more than 148 million Internet users in the world at the end of 1998. Of these, 83 million users, or 56.08%, were residents of the United States of America and Canada, our target market. It is projected that there will be 720 million Internet users worldwide by at the end of 2005.

2. Expansion Strategy

We intend to expand our free classified advertisement service on a regional basis beginning with British Columbia, Washington, Oregon, Alberta and California. We chose British Columbia as the first region in which to develop our classified advertisement content due to its Internet user base, its population and its proximity to our executive offices. British Columbia has a population of four million people. In addition, British Columbia has the fastest and least expensive hosting and bandwidth facility in the country. We believe that British Columbia is a suitable geographical region for us to ensure that its search engine and portal is fully functional before targeting larger markets.

Our expansion into other regions will depend on the success of our test marketing in British Columbia and our ability to raise additional financing.

3. Advertising and Sales Strategy

Our web site must attract and maintain user traffic to generate revenue. The amount of revenue that we generate is directly proportional to the number of times that Internet users access our web site and view its contents. We intend to use a combination of Internet, e-mail and traditional advertising to promote our web site and increase traffic.

Internet advertising will include traditional banner advertisements, buttons and hyperlinks placed at high traffic web sites, as well as reciprocal advertisements and affiliate programs. We will allocate 20% of our advertising budget to Internet advertising. Due to the Internet's vast size, it is often difficult to target regional clientele on a mass scale. Therefore, selective regional Internet advertising with an emphasis on niche clientele will be our highest priority.

We will direct the majority of our advertising budget to print, radio and television media, as well as to having a presence at trade shows. Initially, we intend to place advertisements in various sections of all major newspapers and magazines in British Columbia. Such advertisements will target prospective buyers, as well as individuals and businesses that will be placing future advertisements.

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Revenue

We expect to generate a significant portion of our revenue by charging businesses a fee to advertise on our web site.

Online advertising in the United States recorded $2.2 Billion in revenue for the fourth quarter of 2000, bringing the total online advertising revenue for the year 2000 to $8.2 Billion, according the Interactive Advertising Bureau's (IAB) Internet Ad Revenue Report which is conducted independently by the New Media Group of Price Waterhouse Coopers.
Currently, online advertising consists primarily of banner advertisements and sponsorships on frequently visited portals and other Web sites. However, as the number of Web sites and amount of advertising on the Internet has proliferated, we believe decreasing consumer response to banner advertising has led advertisers and marketers to question the effectiveness of such advertising and marketing campaigns. According to NetRatings, click-through rates used by advertisers to measure the effectiveness of their online efforts were 0.61% in June 1999. These trends are causing marketers to consider alternative marketing solutions that encourage consumers not only to pay greater attention to marketing messages but also to increase response rates to those messages. Conversely, many consumers prefer to limit the number of advertisements to which they are exposed and prefer to be exposed only to those advertisements for products or services in which they are interested. We believe that the inability of traditional banner advertising to maximize the powerful one-to-one relationships enabled by the Internet has led advertisers to place greater emphasis on online direct marketing as a more effective means to convert Internet users into customers.

There are generally two types of advertising: (a) brand advertising and (b) response-oriented advertising. Brand advertising is intended to generate awareness of and create a specific image for a particular company, product or service. In contrast, response-oriented advertising, or direct marketing, is intended to generate a specific response action from the consumer after exposure to an advertisement. Response-oriented advertisers focus on the short-term benefit of advertising and seek to maximize the number of desired responses per advertising dollar.

The Internet is particularly well suited to response-oriented advertising because it is easier for consumers to read and respond to an advertisement than traditional direct response media such as toll-free numbers or business reply cards. In addition, measuring response rates, an essential element for response-oriented advertisers, is easier with Internet advertising than in traditional media, enabling advertisers to modify campaigns quickly to increase response rates.

Our banner advertising program enables the advertiser to seamlessly track the performance of an advertising campaign from banner advertisements, to the user's decision to "click" on the banner and through to any type of "back-end" transaction, such as registrations, sales orders or downloads. This service allows the advertiser to evaluate its advertising campaign on its own predetermined criteria as the advertiser can track a user's entire path through the back-end to help understand where in the cycle the consumer decides to purchase. In order to enhance banner response and maximize performance, our web site supports HTML, JavaT, EnlivenT, Comet CursorT, Real AudioT, Real VideoT, The Thinking MediaT, AudiobaseT, Unicast SuperstitialsT, BlueStreak, E*BannerT, First Virtual VADzT, audio, video and more.

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We integrate the data from our banners with critical event
tracking on the back-end and provide the advertiser with one distilled, simple, customized report. The advertiser may access the report information they want by logging in to our password protected banner site.

Over one hundred different businesses currently advertise on our web site through rotating banner ads provided by Engage Media. Depending on the advertising arrangement, we either receive revenue from these businesses each time an Internet user clicks on their advertisement, or each time an Internet user purchases something from the business as a result of a click-through from our web site. While these advertisement agreements vary, we typically receive from $0.20 to $0.40 for each "click-through and a 10% to 20% commission on each click-through that leads to a sale.

During our initial development stage, from inception until May 31, 2001, we generated $9,310 in advertising revenue through Engage Media (Flycast). This amount represented approximately 8% of our total revenue. For the six months ending May 31, 2001, Surforama.com served a total of 4,766,733 impressions with a click-through rate of 7.36% and a total of $3,154.11 in net revenue. This was 4.7% of all revenue.

Currently, our only written advertising agreement is with Engage
Media.

Operations

The development of our web site is continuing, although it is currently accessible. Beta testing has been completed and we are now in the process of adding products and services. Currently our web site is generating minimal revenues. We are currently devoting most of our efforts to establishing our business. Our plan is to complete development of our web site as soon as practicable.

Competition

Our main competitors in our classified services are local newspapers and classifieds2000.com in Canada, and adquest.com in the United States.

1. Local Newspapers

In our initial target area of British Columbia, our main competitors will be local daily newspapers with extensive classified sections. Most classified advertisements in these local newspapers are extremely brief and expensive for the consumer. Websites created by such local newspapers duplicate content of the actual advertisements that customers have placed in the newspapers.

We anticipate that we will be able to overcome competition from local newspapers because we offer free advertising to consumers while they charge for these services.

2. Classifieds2000

Classifieds2000 was initially a supplier of classified advertising content to Netscape and several well-known Internet search engines. One of the biggest advantages of using Classifieds2000 is the

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enormous content available in each advertising category.
Some advertisements on the Classifieds2000 web site, however, are over 18 months old.

Our web site automatically purges old advertisements from 30 to 90 days from the original date of the posting depending on user preference.

3. Adquest

Adquest displays classified advertisements from all major newspapers in the United States on the Internet. However, since only newspaper advertisements are listed, the advertisements tend to be short and do not include pictures, audio or multimedia. Because Adquest only provides content, users are not able to list their own advertisements, which translates into a low number of repeat users.

Both Classifieds2000 and Adquest are established businesses in the classified advertisement field with far greater market recognition and financial resources than us. In order for us to succeed, we will have to successfully compete with Classifieds2000 and Adquest, as well as numerous smaller competitors, in their established markets, or develop new markets.

Hotmail.com, Mail.com, and Yahoomail.com are our three largest competitors in the free email market. Almost every web site on the Internet offers a free email service and the average user has more than three email addresses each, however, we do not compete directly with any one company for this business. The primary objective of offering this service is to encourage users to use the site and visit more often.

AOL.com, and Yahoo.com, are two of the largest e-commerce sites and competitors on the Internet. However, with regard to our store operations, we are also in competition with any web enabled e-
commerce site on the Internet.   Our Surforama store, however, is
not our primary service. It is an added value service we are providing to our members in order to create stickiness on our website. In our industry, stickiness refers to the ability of a web site and the web site content to retain users/members. A web site's core products and services, along with added value products and services that are usually free, offer a form of incentive to user/members to repeatedly visit a web site and encourage longer visits.

Rebatopia faces significant competition from online incentives-based advertising and marketing programs and providers of micro-payment systems. We expect competition to increase due to the lack of significant barriers to entry for online business generally and for online incentives-based direct marketing programs and micro-payment transactions in particular. Currently, several companies offer competitive online incentives programs, including MyPoints.com Inc., and Cybergold.com Inc.

1. MyPoints Network

The MyPoints Network is a system of participating web sites, which offers members the opportunity to earn points at locations on the Internet other than the MyPoints web site. They provide participating web sites with a supply of rewards points to distribute to their visitors as a loyalty and incentive tool in exchange for the opportunity to enroll their visitors into their

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service. These partnerships are co-branded with each partner. In these partnerships, the currency always retains the MyPoints brand and they retain direct marketing rights to the members generated by the service.

2. CyberGold Inc.

CyberGold is a leading provider of Internet-based direct marketing and advertising solutions. They combine Internet-based direct marketing and advertising services with programs that reward consumers with cash when they perform actions desired by advertising and marketing clients. These cash-based online incentive programs are designed to improve advertisement response rates and reduce the cost of acquiring new customers for their clients. Their business revolves around what they call the Earn & Spend Community - places on the Internet where consumers can earn cash incentives for responding to online marketing offers presented by their advertising and marketing clients and then spend the cash with merchants. This company had more than 4.1 million members through January 2000.

On April 17, 2000, My Points Inc. acquired 100% interest in
CyberGold Inc. for $157 million in stock. Through this acquisition, the My Points network has over 10 million subscribers base; hence, making them our largest competitor in this service.

Rebatopia offers a much more lucrative program to users than any other program in the market. Besides CyberGold Inc., there isn't any other portal offering cash incentives to their users. This means that users can sign up their friends and family, which will also earn cash rebates while the user earns residual rebates for referring them. This cash incentive will be paid up to six levels deep. In addition, Rebatopia will be the only provider that will be signing up point of sale merchants that are not currently online to also participate in the SCORE Reciprocal Program and allow users to get cash rebates while buying from these merchants offline. This will require our user to be upgraded to a Score Card member for an additional fee.

Government Regulation

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet.
 The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

To date, governmental regulations have not materially restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New and existing laws may cover issues that include:

*     Sales and other taxes;
*     User privacy;
*     Pricing controls;

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*     Characteristics and quality of products and services;
*     Consumer protection;
*     Cross-border commerce;
*     Libel and defamation;
*     Copyright, trademark and patent infringement; and
*     Other claims based on the nature and content of Internet materials.

These new laws may impact our ability to market our products and services offered on our web site in accordance with our business plans.

We may have to qualify to do business in other jurisdictions. If we make sales of our products or services, we anticipate that sales and our customers will be in multiple states and foreign countries. As our customers may reside in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state and foreign country. Failure to qualify as a foreign company in a jurisdiction where required to do so could subject us to taxes and penalties.

We are not aware of any environmental laws that will be applicable to the operation of our business.

Employees

As of the date of this Registration Statement, we do not have any employees other than our directors and officers. We retain independent consultants on a contract basis to develop and market our web site.

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                        PLAN OF OPERATIONS

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time period specified, subject to our obtaining our revenue goals for the continued development of our web site, the Rebatopia web site, and business activities related to the web site and carrying out our marketing plan:

* Complete development of our web site and the Rebatopia web site. We anticipate that this process will be finished by December 31, 2001. However, with continuous maintenance and the addition of new products and services, actual completion is an ongoing effort. We anticipate that the cost of this development will be approximately $10,000 for the Surforama website and $15,000 for the Rebatopia website.

* We plan to undertake an advertising and marketing campaign by February 28, 2002. We anticipate that the cost of these marketing expenses will be approximately
      $15,500.

* We plan to purchase and lease additional equipment for our web site development at an approximate cost of $18,000.

* We anticipate spending approximately $3,100 in ongoing general and administrative expenses per month.

* We anticipate our monthly operating costs of our web site will be approximately $2,225 per month.

We have completed the first phase of our business plan by establishing our classified advertisement web site service. Our present focus is to build our web site by adding products, services and additional content. We intend to commence a marketing campaign to promote our web site's services and products, including our involvement in the SCORE reciprocal rebate program, a rebate card program where the card holder can earn rebates by shopping with participating merchants.

In building our internal administrative and managerial organization, we will seek to minimize the hiring of full-time employees. With additional revenues, we plan to retain staffing levels sufficient to achieve our goals. This additional staffing may include full-time and part-time employees, and consultants. Without sufficient revenues, we will continue limiting our employees to our president and vice-president. Neither our president nor vice-president receives a salary at this time.

Completion of our plan of operation is subject to attaining adequate revenue. We intend to increase our revenue by concentrating on the marketing, co-branding and private labeling of our products and services to others business and individuals. However, we cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operation. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we will require financing to potentially achieve our goal of profit, revenue and growth.

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We anticipate that our operational and administrative expenses for the next 12 months will total $116,400. A breakdown of these anticipated expenses are as follows:

Equipment Costs

     Equipment for Further Website Development         $ 19,000

     Equipment Leasing Costs:                          $ 18,000

Sales and Marketing Costs:

     Advertising & Promotion:                          $ 15,500

Operational and Administrative Costs:

     Website Development:                              $ 37,200
     General Office/Professional Expenses              $ 26,700
                                                       --------

     Total:                                            $116,400
                                                       ========

The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and status of our business plan.

We are hopeful that these expenses will be covered by revenue generated from operations. In the event we are not successful in reaching our initial revenue targets, however, additional funds would be required and we would not be able to proceed with our business plan until such funds are secured.

Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that if we require such additional financing, it would be in the form of an equity financing raised through the sale of our common stock. We do not have any arrangement in place for any debt or equity financing. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest.

In the event we are not successful in raising additional financing and we are not successful in reaching our revenue targets, we anticipate that we will not be able to proceed with our business plan and our business is likely to fail.

We anticipate that depending on market conditions and our plan of operations, we could incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we run on a very tight budget in completing the development of our software and website and do not anticipate earning any substantial revenues until sometime next year. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:


                                35

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*     our ability to develop a commercially marketable product and service with the features
      and functionality sought by potential customers;
* our ability to successfully market co-brand and private label our site to potential customers;
* our ability to charge customers a license fee that will enable us to generate revenues exceeding operating costs;
* the introduction and availability of competing products by competitors.

Results of Operations

From the date of Surforama.com Portal Services Inc.'s incorporation to May 31, 2001, management has focused on the development of the surforama.com and rebatopia.com web sites. One computer programmer and two web site developers have spent a total of approximately 4,350 hours constructing our classified advertisement portal. These individuals have not charged us for their services.

From the date of Rebatopia's incorporation to May 31, 2001, management focused on the development of the rebatopia.com web site. One computer programmer and two web site developers have spent a total of approximately 3,300 hours constructing our shopping and tracking portal for the Rebatopia site. Rebatopia has paid for the majority of work on this development project. The breakdown of these hours and the related costs of services are as follows:

1. Management services totaling $11,500;
2. Programming and development services for $31,500; and
3. Basic graphic and website interfaces for $6,500.

There was also an additional $6,309 in programming and development incurred at a later date. The total of $55,809 was recorded in the financial statements.

In connection with the development of our surforama.com web site through May 31, 2001, we incurred a net loss from operations of $91,612 including expenses consisting of consulting fees of $78,135, office and sundry expenses of $7,942, travel expenses of $2,524, professional fees of $40,810, amortization costs of $31,300, and web development and maintenance costs of $16,100.
Our net operating loss was offset by consulting fees of $55,279 that we received from Rebatopia.com, Inc., a company related to us, an additional $50,000 we received from consulting services we provided to non-related third parties and from a non-recurring gain of $99,972 which we realized by selling a partial interest in Rebatopia.com, Inc. pursuant to a terminated sale agreement.

Since incorporation, we have funded our operations through private equity financings and common share issuances in exchange for services. We have raised a total of $163,022 from selling or exchanging our securities in this time frame.  As at May 31, 2001, our assets were $180,988, consisting of cash of $1,430, accrued interest receivable of $11,772, investment in and advances to
Rebatopia.com, Inc. of $133,995, computer equipment of $1,405 and
software development costs of $30,750.   In the period from our
incorporation on August 10, 1999 to May 31, 2001, we earned revenue totaling $117,989. This revenue is derived from consulting fees and a banner advertising arrangement. We have updated our business plan to include a private label program that will allow us to charge one time customization fees and an on going maintenance fee. Our services will be available for sale whether we actually build the product or outsource it.

At May 31, 2001, our liabilities consisted of accounts payable totaling$33,666.

Since inception, we have been focused on the development of our websites and its products and services. Our agreement with Engage Media has allowed us to earn advertising revenue even though our product was not ready to be marketed to the general public. During our development, we entered into a joint venture project. This joint venture went into default and ultimately ended up with the sale of some of our shares in Rebatopia. This generated revenue of $99,972 for us. This money along with the advertising revenues allowed us to continue our development work.

Liquidity and Capital Resources

In connection with the development of the surforama.com and rebatopia.com websites, we generated total revenue of $117,989 from our inception on August 10, 1999 to May 31, 2001. This amount consists of funds we received from advertisers on our website totalling $9,310 and third party consulting fees of $53,400 and consulting fees of $55,279 that we received from Rebatopia.com, Inc., a private company in which we own a 49.07% interest. These consulting fees relate to management, programming and website development fees that our directors and employees provided to Rebatopia.com, Inc.

Our expenses during this period consisted of consulting fees paid in cash and shares to directors and independent contractors totalling $99,125, office and sundry expenses of $7,942, professional fees of $40,810, travel costs of $2,524, website development and maintenance costs of $16,100 and amortization costs of $31,300 relating to our software development costs and our computer equipment. As a result, we incurred a loss from operations of $91,612 from incorporation to May 31, 2001.

This loss was offset by interest income of $12,069 and a $99,972 gain we realized by disposing of a 0.93% interest in Rebatopia.com, Inc. to the EuroCapital group of companies. As a result, we incurred a realized net loss for the period of $38,043.

We were also involved in operating activities during this period, which did not involve cash. We incurred $31,300 in amortization costs. We issued 4,386,806 shares of our common stock with an aggregate deemed value of $20,990 and we realized a gain of $99,972 on the disposal of a 0.93% interest in Rebatopia.com Inc.
 In addition, our share of Rebatopia.com, Inc.'s loss for the period, based on our 49.07% equity interest in that company, was $58,472.

Since incorporation, we have funded our operations primarily through private equity financings and common share issuances in exchange for services. From August 10, 1999 to May 31, 2001, we raised a total of $105,899 from the sale of our common stock to investors. We also issued a total of 4,386,806 shares of common stock at an aggregate value of $20,990 to consultants in exchange for their computer programming services.

Portions of the funds that we have raised since incorporation have been used for investment purposes. From August 10, 1999 to May 31, 2001, we advanced a total of $101,500 to Rebatopia.com, Inc. for working capital. Included in this amount is $100,000 that the EuroCapital

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

group directly forward to Rebatopia.com, Inc. on our behalf. In consideration of this payment, we agreed to transfer a 0.93% equity interest in Rebatopia.com, Inc. to the EuroCapital group. We have also spent $1,956 on the acquisition of computer equipment.

On November 1, 1999, we acquired a 100% interest in Surforama.com Portal Services Inc. and its website located at Surforama.com. Since the transaction resulted in the former shareholders of Surforama.com Portal Services Inc. owning the majority of our shares, it was treated as an acquisition by Surforama.com Portal Services Inc. of all of our assets and liabilities for accounting purposes. At the date of this transaction, we had a net asset deficiency of $407. This amount is charged to our deficit.

We believe that the above discussion contains a number of forward-looking statements. Our actual results and our actual plan of operations may differ materially from what is stated above. Factors which may cause our actual results or our actual plan of operations to vary include, among other things, decisions of our board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, changes in the Internet business or general economic conditions and those other factors identified in this prospectus.


                    DESCRIPTION OF PROPERTY

Our executive offices are located at Suite 700 - 555 West
Hastings, Vancouver, British Columbia, Canada. We are a party to an office lease agreement whereby we pay $1,262.50 per month for office space.

        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as noted below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*     Any of our directors or officers;
*     Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*     Any of our promoters;
* Any relative or spouse of any of the foregoing persons who has the same house as such person.

By an agreement dated November 1, 1999, we acquired an undivided 100% interest in Surforama.com Portal Services Inc. for 17,240,000 shares of our common stock. As part of the acquisition, we appointed two of the vendors of Surforama.com Portal Services Inc., Mr. Edward Yau and Mr. Mike Hanson, to our Board of
Directors.   In addition, Mr. Yau and Mr. Hanson received
5,410,000 vendor shares each for selling their respective interests in Surforama.com Portal Services Inc. to us. Moreover, the following relatives of Mr. Yau and Mr. Hanson received our shares in exchange for their shares of Surforama Portal Services
Inc.:

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Name of Relative       Number of Shares   Relationship to Director
----------------       ----------------   ------------------------
Mr. Shing Yau              890,000        Father of Edward Yau
Ms. Phyllis Hanson         890,000        Mother of Mike Hanson
Mr. Steve Hanson           890,000        Brother of Mike Hanson
Ms. Julie Hanson           890,000        Sister of Mike Hanson
Mr. Ken Yau                890,000        Brother of Edward Yau
Ms. Lawrence Yau           890,000        Brother of Edward Yau

The securities issued to Mr. Yau and Mr. Hanson are subject to a one-year hold period from the date of issuance. After the one-year hold period is over, Mr. Yau and Mr. Hanson may each sell these shares in accordance with Rule 144. Rule 144 provides that shares equal to 1% of our issued and outstanding capital may be sold in a given three-month period. The share certificates issued to Mr. Yau and Mr. Hanson representing these shares of common stock are affixed with a legend restricting their transfer.

Shares were sold in private offerings to the following relatives of Mr. Yau and Mr. Hanson:

Name of Relative       Number of Shares   Relationship to Director
----------------       ----------------   ------------------------
Ms. June Yau               435,666        Mother of Edward Yau
Mr. John Hanson            436,166        Father of Mike Hanson
Ms. Phyllis Hanson             100        Mother of Mike Hanson
Mr. Steve Hanson               100        Brother of Mike Hanson

     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 30 registered shareholders.

Rule 144 Shares

A total of 19,752,250 shares of our common stock will be available for resale to the public after November 30, 2000, in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately
198,289 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 11,820,100 of the 19,752,250 shares that may be sold pursuant to Rule 144 after November 30, 2000.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or
bylaws that prevent us from declaring dividends.   The Nevada
Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business; or

     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                      EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception on August 10, 1999 until November 30, 2000, our fiscal year end, and during our current fiscal year:

                   Annual Compensation    Long Term Compensation
                   -------------------    ----------------------
                                    Other                             All
                                   Annual Restricted Options/* LTIP   Other
                                   Compen-   Stock    SARs     pay-   Compen-
Name  Title  Year  Salary    Bonus sation   Awarded    (#)    outs($) sation
----  ----- -----  ------    ----- ------ ---------- -------  ------- -------
Edward
Yau  President,
     CEO  and 2001 $ 8,500     0       0       0        0        0       0
     Director 2000 $31,900     0       0       0        0        0       0
Michael
Hanson Vice-
     President,
     COO and  2001 $ 8,500     0       0       0        0        0       0
     Director 2000 $31,899     0       0       0        0        0       0
Gregory
Yanke Secretary
      and     2001 $     0     0       0       0        0        0       0
     Director 2000 $     0     0 $1,776.Cdn    0        0        0       0


We currently do not pay any compensation to our directors serving on our Board of Directors.

Stock Option Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended November 30, 2000. We have also not granted any stock options to the executive officers since November 30, 2000.

Employment Agreements

We do not have an employment or consultant agreement with Mr.
Edward Yau, our president and a director. We do not pay any salary to Mr. Yau. Mr. Yau spends 100% of his time working for us.

We do not have an employment or consultant agreement with Mr. Michael Hanson, our vice-president, chief operations officer and a director. We do not pay any salary or consulting fees to Mr. Hanson. Mr. Hanson spends 100% of his time working for us.

We do not have an employment or consultant agreement with Mr. Gregory Yanke, our secretary and a director. We do not pay any salary to Mr. Yanke. However, Mr. Yanke has rendered legal services and related disbursements to companies related to Surforama.com, Inc. totaling Cdn$1,776.44. Mr. Yanke spends approximately 3% of his time working on matters for us.

Since our inception we have paid management fees of $40,399 to Mike Hanson and $40,400 to Edward Yau.

                   INDEX TO FINANCIAL STATEMENTS

Our audited financial statements, as described below, are attached hereto.

1.   Audited financial statements for the fiscal years ended
     November 30, 1999 and 2000, including:

     (a)   Auditors' Report

     (b)   Consolidated Balance Sheet;

     (c)   Consolidated Statement of Operations and Deficit;

     (d)   Consolidated Statement of Cash Flows;

     (e)   Consolidated Statement of Stockholders' Equity; and

     (f)   Notes to Consolidated Financial Statements.

2. Unaudited financial statements for the six month period ended May 31, 2001, including:

     (a)   Consolidated Balance Sheets;

     (b)   Consolidated Statements of Operations and Deficit;

     (c)   Consolidated Statements of Cash Flows;

     (d)   Consolidated Statements of Stockholders' Equity; and

     (e)   Notes to Consolidated Financial Statements.

                       SURFORAMA.COM, INC.
                  (A Development Stage Company)


                CONSOLIDATED FINANCIAL STATEMENTS


                       NOVEMBER 30, 2000
                   (Stated in U.S. Dollars)

                    AUDITORS' REPORT PRIVATE


To the Directors of
Surforama.com, Inc.


We have audited the consolidated balance sheets of Surforama.com, Inc. (a development stage company) as at November 30, 2000 and 1999 and the consolidated statements of operations and deficit accumulated during the development stage, cash flows, and stockholders' equity for the year ended November 30, 2000 and the period from the date of organization, August 10, 1999, to November 30, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with United States and Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at November 30, 2000 and 1999 and the results of its operations and cash flows, for the year ended November 30, 2000 and the period from the date of organization, August 10, 1999, to November 30, 1999 in accordance with United States generally accepted accounting principles.

Without qualifying our opinion, we draw attention to Note 1 to the financial statements. The Company incurred a loss from operations of $82,419 during the year ended November 30, 2000, and as at November 30, 2000, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its development activities. These factors raise substantial doubt that the Company will be able to continue as a going concern.


Vancouver, B.C.                              /S/ Morgan & Company

March 9, 2001                                Chartered Accountants


COMMENTS BY AUDITORS ON UNITED STATES - CANADA DIFFERENCE

In Canada, reporting standards for auditors do not permit the addition of an explanatory paragraph when the financial statements account for, disclose and present, in accordance with generally accepted accounting principles, conditions and events that cast substantial doubt on the Company's ability to continue as a going concern. Although our audit was conducted in accordance with both United States and Canadian generally accepted auditing standards, our report to the shareholders, dated March 9, 2001, is expressed in accordance with United States reporting standards which require a reference to such conditions and events in the Auditors' Report.


Vancouver, B.C.                               /S/ Morgan & Company

March 9, 2001                                 Chartered Accountants

                              SURFORAMA.COM, INC.
                        (A Development Stage Company)

                         CONSOLIDATED BALANCE SHEETS
                           (Stated in U.S. Dollars)


-------------------------------------------------------------------------------
                                                          NOVEMBER 30
                                                     2000             1999
-------------------------------------------------------------------------------

ASSETS

Current
   Cash and cash equivalents                     $    23,744      $    26,629
   Accrued interest receivable                         4,791                -
                                                -------------------------------
                                                      28,535           26,629

Investment In And Advances To Rebatopia.com,
  Inc. (Note 3)                                      107,828                -
Capital Assets, net of accumulated
  amortization of $301                                 1,655                -
Software Development Costs, net of
  accumulated amortization of $20,500
  (November 30, 1999: $Nil)                           41,000           61,500
                                                -------------------------------

                                                 $   179,018      $    88,129
===============================================================================

LIABILITIES

Current
  Accounts payable and accrued liabilities       $   15,996       $       645
                                                -------------------------------

STOCKHOLDERS' EQUITY

Capital Stock
  Authorized:
    70,000,000 common shares, par value
     $0.001 per share
    5,000,000 preferred shares, par value
     $0.001 per share
  Issued and Outstanding:
    19,828,899 common shares at November
     30, 2000 and
    19,752,250 common shares at November
     30, 1999                                       19,829             19,752

  Additional paid in capital                       168,560             91,988

Deficit Accumulated During The Development
 Stage                                             (22,584)           (24,341)

Cumulative Translation Adjustment                   (2,783)                85
                                                -------------------------------
                                                   163,022             87,484
                                                -------------------------------

                                                 $ 179,018        $    88,129
===============================================================================

Nature Of Operations (Note 1)

Approved by the Directors:

-------------------------------------          --------------------------------

                              SURFORAMA.COM, INC.
                        (A Development Stage Company)

             CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
                            (Stated in U.S. Dollars)

-------------------------------------------------------------------------------
                                                              PERIOD FROM DATE
                                                               OF ORGANIZATION
                                               YEAR ENDED    AUGUST 10, 1999 TO
                                              NOVEMBER 30,       NOVEMBER 30,
                                                  2000              1999
-------------------------------------------------------------------------------
Revenue
  Advertising                            $           3,506    $              -
  Consulting fees from related party
   (Note 5(a))                                      55,279                   -
                                        ---------------------------------------
                                                    58,785                   -
                                        ---------------------------------------

Expenses
  Amortization                                      20,801                   -
  Stock based consulting fees                            -              20,990
  Consulting services (Note 5(b))                   74,283                   -
  Office and sundry                                  4,859               2,944
  Professional fees                                 24,273                   -
  Travel                                             2,524                   -
  Website development and maintenance               14,464                   -
                                        ---------------------------------------
                                                   141,204              23,934
                                        ---------------------------------------

Loss From Operations                               (82,419)            (23,934)

Interest income (Note 5(c))                          5,081                   -

Gain On The Disposal Of A Partial
 Interest In Rebatopia.com, Inc. Related
 To A Terminated Sale Agreement                     99,972                   -

Equity In Loss Of Rebatopia.com, Inc.              (20,877)                  -
                                        ---------------------------------------

Net Income (Loss) For The Period                     1,757             (23,934)

Deficit Accumulated During The
 Development Stage, Beginning Of Period            (24,341)                  -
                                        ---------------------------------------
                                                   (22,584)            (23,934)

Net Asset Deficiency Of Legal Parent At
 Date Of Reverse Take-Over Transaction                   -                (407)
                                        --------------------------------------

Deficit Accumulated During The
 Development Stage, End Of Period        $         (22,584)   $        (24,341)
===============================================================================

Net Income (Loss) Per Share              $            0.01    $          (0.01)
===============================================================================

Weighted Average Number Of Shares
 Outstanding                                    19,796,800          19,742,835
===============================================================================

                              SURFORAMA.COM, INC.
                        (A Development Stage Company)

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (Stated in U.S. Dollars)

-------------------------------------------------------------------------------
                                                              PERIOD FROM DATE
                                                               OF ORGANIZATION
                                               YEAR ENDED    AUGUST 10, 1999 TO
                                              NOVEMBER 30,       NOVEMBER 30,
                                                  2000              1999
-------------------------------------------------------------------------------

Cash Flows From Operating Activities
  Net income (loss) for the period       $           1,757    $        (23,934)
  Items not involving cash
    Amortization                                    20,801                   -
    Shares issued for other than cash                    -              20,990
    Gain on the disposal of a partial
     interest in Rebatopia.com, Inc.
     related to a terminated sale
     agreement                                     (99,972)                  -
    Equity in loss of Rebatopia.com, Inc.           20,877                   -

Adjustments To Reconcile Net Income To
 Net Cash Used By Operating Activities
  Accrued interest receivable                       (4,791)                  -
  Accounts payable and accrued
   Liabilities                                      15,351                 645
                                        --------------------------------------
                                                   (45,977)             (2,299)
                                        ---------------------------------------

Cash Flow From Financing Activities
  Common stock issued                               76,649              29,250
                                        ---------------------------------------

Cash Flows From Investing Activities
  Acquisition of computer equipment                 (1,956)                  -
  Investment in Rebatopia.com, Inc.                 (1,500)                  -
  Proceeds on disposal of interest in
   Rebatopia.com, Inc.                             100,000                   -
  Advanced to Rebatopia.com, Inc.                 (127,233)                  -
  Net asset deficiency of legal parent
   at date of reverse take-over
   transaction                                           -                (407)
                                        ---------------------------------------
                                                   (30,689)               (407)
                                        ---------------------------------------

Effect Of Exchange Rate Changes On Cash             (2,868)                 85
                                        ---------------------------------------

Net Change In Cash And Cash Equivalents             (2,885)             26,629

Cash And Cash Equivalents, Beginning Of
 Period                                             26,629                   -
                                        ---------------------------------------

Cash And Cash Equivalents, End Of Period $         23,744     $         26,629
===============================================================================

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING
ACTIVITIES:

Effective November 1, 1999, the Company acquired 100% of the issued and outstanding shares of Surforama.com Portal Services
Inc. by issuing 17,240,000 common shares at an ascribed value of $Nil.

                              SURFORAMA.COM, INC.
                         (A Development Stage Company)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                               NOVEMBER 30, 2000
                            (Stated in U.S. Dollars)


                              COMMON STOCK
                    ------------------------------
                                        ADDITIONAL         CUMULATIVE
                                         PAID-IN           TRANSLATION
                       SHARES    AMOUNT  CAPITAL  DEFICIT  ADJUSTMENT   TOTAL
                    -----------------------------------------------------------

November - Shares
 Issued For Stock
 Based Consulting
 Fees                4,386,806 $  4,387 $ 16,603 $       - $       - $  20,990

November - Shares
 Issued For Software
 Development Costs  12,853,194   12,853   48,647         -         -    61,500

November - Exchange
 Of Shares To
 Acquire Subsidiary
   Surforama.com
    Portal Services
    Inc.           (17,240,000)       -        -         -         -         -
   Surforama.com,
    Inc.            17,240,000        -        -         -         -         -

Net Asset Deficiency
 Of Legal Parent At
 Date Of Reverse
 Take-Over
 Transaction                 -        -        -      (407)        -      (407)

November - Shares
 Issued For Cash At
 $0.001              2,500,000    2,500   14,500         -         -    17,000

November - Shares
 Issued For Cash At
 $1.00                  12,250       12   12,238         -         -    12,250

Translation
 Adjustment                  -        -        -         -        85        85

Net Loss                     -        -        -   (23,934)        -   (23,934)
                   ------------------------------------------------------------

Balance, November
 30, 1999           19,752,250   19,752   91,988   (24,341)       85    87,484

June - Shares Issued
 For Cash At $1.00      76,649       77   76,572         -         -    76,649

Translation
 Adjustment                  -        -        -         -    (2,868)   (2,868)

Net Income                   -        -        -     1,757         -     1,757
                   ------------------------------------------------------------

Balance, November
30, 2000            19,828,899 $ 19,829 $168,560 $ (22,584) $ (2,783) $163,022
                   ============================================================

                          SURFORAMA.COM, INC.
                    (A Development Stage Company)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          NOVEMBER 30, 2000
                       (Stated in U.S. Dollars)


1.   NATURE OF OPERATIONS

  a) Organization

     The Company was incorporated in the State of Nevada, U.S.A. on October 22, 1999. The Company's wholly owned subsidiary, Surforama.com Portal Services Inc., was incorporated under the Canada Business Corporations Act on August 10, 1999.

  b) Development Stage Activities

     The Company intends to develop and market end to end online advertising and classifieds solutions for service providers, corporations and individuals. The Company was created to give product and service oriented businesses an alternative source of advertising and exposure that will be more cost effective, and reach a much larger audience than traditional methods. The Company will offer consumers a popular and fast way to find job searches, vehicles, personals, real estate, apartment rentals, daily news and the ability to purchase products directly from their corporate website.

     Surforama.com, Inc. is in the development stage; therefore recovery of its assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of Surforama.com, Inc.'s development program and its transition, ultimately to the attainment of profitable operations is dependent upon obtaining adequate financing to fulfil its development activities and achieve a level of sales adequate to support its cost structure.


2.   SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company has been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality, and within the framework of the significant accounting policies summarized below:

  a) Consolidation

     These consolidated financial statements include the accounts of the Company and its wholly owned Canadian subsidiary, Surforama.com Portal Services Inc. The Company owns 49.07% of Rebatopia.com, Inc., a company incorporated in Nevada, U.S.A., and has the ability to exercise significant influence over the entity, therefore its investment is accounted for using the equity method.

                          SURFORAMA.COM, INC.
                    (A Development Stage Company)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           NOVEMBER 30, 2000
                        (Stated in U.S. Dollars)


2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

  b) Amortization

     Capital assets are amortized over their economically useful lives at the following rate:

          Computer equipment             30% declining balance

     In the year of acquisition of an asset, amortization is provided at one half of the above rate.

  c) Development Stage Company

     The Company is a developed stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

  d) Software Development Costs

     Software development costs represent capitalized costs of design, configuration, coding, installation and testing of the Company's web-site up to its initial implementation. Upon implementation, the asset will be amortized to expense over its estimated useful life of three years using the straight-line method. Ongoing web-site post-implementation costs of operation, including training and application maintenance, will be charged to expense as incurred.

  e) Revenue Recognition

     The Company recognizes revenue from advertising fees and commitment fees on a net basis.

  f) Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting For Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion, or all if a deferred tax asset, will not be realized, a valuation allowance is recognized.

  g) Foreign Currency Translation

     The operations of the Company's subsidiary, Surforama.com Portal Services Inc., are located in Vancouver, Canada and its functional currency is the Canadian dollar. The consolidated financial statements have been translated using the current method whereby the assets and liabilities are translated at the year end exchange rate, capital accounts at the historical exchange rate, and revenues and expenses at the average exchange rate for the period. Adjustments arising from the translation of the Company's consolidated financial statements are included as a separate component of shareholders' equity.

                          SURFORAMA.COM, INC.
                    (A Development Stage Company)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           NOVEMBER 30, 2000
                        (Stated in U.S. Dollars)


2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

  h) Financial Instruments

     The Company's financial instruments consist of cash, term deposits and accounts payable.

     Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

  i) Cash Equivalents

     The Company considers all highly liquid financial instruments purchased with an original maturity of three months or less to be cash equivalents.

  j) Net Income (Loss) Per Share

     Net income (loss) per share is based on the weighted average number of common shares outstanding during the period plus common share equivalents, such as options, warrants and certain convertible securities. This method requires primary earnings per share to be computed as if the common share equivalents were exercised at the beginning of the period or at the date of issue, and as if the funds obtained thereby were used to purchase common shares of the Company at its average market value during the period.


3.   INVESTMENT IN AND ADVANCES TO REBATOPIA.COM, INC.

On March 27, 2000, Source, a division of Premier Lifestyles International Corporation ("Source"), and the Company contributed their respective databases and operational expertise into an incorporated joint venture, Rebatopia.com, Inc., ("Rebatopia"), originally owned 50% by Source and 50% by the Company. Joint control of the operations was to be exercised by a board of directors consisting of five members. The Company had the right to appoint at least two directors.

The Company had committed to fund Rebatopia up to $1,000,000 within twelve months of the formation of Rebatopia.

Summary financial information for Rebatopia.com, Inc. for the period from inception on March 27, 2000 to November 30, 2000.

Sales                                              $  27,000
                                                  ===========

Net loss from continuing operations                $  97,665
                                                  ===========

Net loss for the period                            $ 102,615
                                                  ===========

                          SURFORAMA.COM, INC.
                    (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           NOVEMBER 30, 2000
                       (Stated in U.S. Dollars)


3.   INVESTMENT IN AND ADVANCES TO REBATOPIA.COM, INC. (Continued)

On March 27, 2000, Source and the Company agreed to sell a 33.33% of their joint venture interest in Rebatopia to a group collectively known as EuroCapital for $2,000,000 (r to Source and r to the Company) to be financed by a note payable with staged payments:

The payments would be accelerated if Rebatopia becomes a publicly traded company before the 90 day payment is due. The 33.33% ownership position was to be held in escrow pending the completion of the financing by the EuroCapital group, upon which each of the parties would hold a 33.33% interest in the joint venture. Joint control of the operations was to be exercised by a board of directors consisting of three members.
 The Company had the right to appoint one director and to name the chairman of the board of directors.

On August 8, 2000 the parties to the Purchase Sale agreement agreed to the termination of the March 27, 2000 agreement and, as a result, the Company no longer has any financial obligation to Source or Rebatopia. At the date of termination, EuroCapital group had advanced $100,000 to the Company. In consideration of this payment, the Company transferred 1,395 common shares of Rebatopia to the EuroCapital group and it now holds a 49.07% interest.

The advances to Rebatopia, a related company, bears interest at U.S. Prime plus 2% and have no specific terms of repayment. Management has indicated that they will not request repayment of this amount within the next fiscal year. Consequently, the amount of the advances has been classified as a non-current asset in the accompanying financial statements.


4.   ACQUISITION OF SUBSIDIARY

Effective November 1, 1999, Surforama.com, Inc. acquired 100% of the issued and outstanding shares of Surforama.com Portal Services Inc. by issuing 17,240,000 common shares. Since the transaction resulted in the former shareholders of Surforama.com Portal Services Inc. owning the majority of the issued shares of Surforama.com, Inc., the transaction, which is referred to as a "reverse take-over", has been treated for accounting purposes as an acquisition by Surforama.com Portal Services Inc. of the net assets and liabilities of Surforama.com, Inc. Under this purchase method of accounting, the results of operations of Surforama.com, Inc. are included in these consolidated financial statements from November 1, 1999.

Surforama.com, Inc. had a net asset deficiency at the acquisition date, therefore, the 17,240,000 shares issued on acquisition were issued at an ascribed value of $Nil with the net asset deficiency of $407 charged to deficit. Surforama.com Portal Services Inc. is deemed to be the purchaser for accounting purposes. Accordingly, its net assets are included in the consolidated balance sheet at their previously recorded amounts.

The acquisition is summarized as follows:

Current Liabilities
  Accounts payable                                   $        407
                                                    --------------

Net Asset Deficiency                                 $       (407)
                                                    ==============

                          SURFORAMA.COM, INC.
                    (A Development Stage Company)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           NOVEMBER 30, 2000
                       (Stated in U.S. Dollars)


5.   RELATED PARTY TRANSACTIONS

During the period, the Company entered into transactions
(recorded at exchange values) with related parties as follows:

  a) The Company recorded management, programming and website development fees from Rebatopia.com, Inc. totaling $55,279 (1999; $Nil). The Company's consulting expenses specifically related to this consulting fee amounted to $55,279 (1999; $Nil).

  b) Management fees paid to certain directors for services rendered to the Company totaled $74,283 (1999; $Nil).

  c) As at November 30, 2000, accrued interest receivable of $4,791 was due from Rebatopia.com, Inc.

                         SURFORAMA.COM, INC.
                    (A Development Stage Company)


                  CONSOLIDATED FINANCIAL STATEMENTS


                            MAY 31, 2001
                             (Unaudited)
                      (Stated in U.S. Dollars)

                         SURFORAMA.COM, INC.
                    (A Development Stage Company)

                     CONSOLIDATED BALANCE SHEETS
                             (Unaudited)
                       (Stated in U.S. Dollars)



-----------------------------------------------------------------------------
                                                      MAY 31      NOVEMBER 30
                                                       2001           2000
-----------------------------------------------------------------------------
ASSETS
Current
  Cash and cash equivalents                       $    1,430      $    23,744
  Accounts receivable                                      -                -
  Accrued interest receivable, related party          11,772            4,791
  Prepaid expenses                                     1,636                -
                                                  ---------------------------
                                                      14,838           28,535

Investment In And Advances To Rebatopia.com, Inc.    133,995          107,828
Capital Assets                                         1,405            1,655
Software Development Costs, net of
  accumulated amortization of $30,750
  (November 30, 2000: $20,500)                        30,750           41,000
                                                  ---------------------------
                                                  $  180,988      $   179,018
=============================================================================

LIABILITIES
Current
  Accounts payable and accrued liabilities        $   24,202      $    15,996
  Loan payable, current portion                        2,124                -
                                                  ---------------------------
                                                      26,326           15,996

Loan Payable                                           7,340                -
                                                  ---------------------------
                                                      33,666           15,996
                                                  ---------------------------
STOCKHOLDERS' EQUITY

Capital Stock
  Authorized:
    70,000,000 common shares, par value
      $0.001 per share
     5,000,000 preferred shares, par value
      $0.001 per share
  Issued and Outstanding:
    19,828,899 common shares at May 31, 2001 and
    19,828,899 common shares at November 30, 2000     19,829           19,829
  Additional paid in capital                         168,560          168,560

Deficit Accumulated During The Development Stage     (38,450)         (22,584)
Cumulative Translation Adjustment                     (2,617)          (2,783)
                                                  ---------------------------
                                                     147,322          163,022
                                                  ---------------------------
                                                  $  180,988      $   179,018
=============================================================================

                         SURFORAMA.COM, INC.
                    (A Development Stage Company)

          CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
                             (Unaudited)
                       (Stated in U.S. Dollars)

-------------------------------------------------------------------------------
                                                                       PERIOD
                                                                       FROM
                                                                       DATE OF
                                                                      ORGANI-
                                                                       ZATION
                                                                     AUGUST 10
                         THREE MONTHS ENDED         SIX MONTHS ENDED   1999 TO
                               MAY 31                    MAY 31        MAY 31
                          2001        2000          2001        2000   2001
-------------------------------------------------------------------------------
Revenue
  Advertising       $     3,730 $     1,739  $     5,803 $     1,789  $  9,310
  Consulting services     3,400           -       53,400           -    53,400
  Consulting fees
   from related
   party                      -           -            -           -    55,279
                    -----------------------------------------------------------
                          7,130       1,739       59,203       1,789   117,989
                    -----------------------------------------------------------
Expenses
  Amortization            5,249       5,285       10,500      10,410    31,300
  Bad debts              11,800           -       11,800           -    11,800
  Stock based
   consulting fees            -           -            -           -    20,990
  Consulting services     3,852      25,668        3,853      39,670    78,135
  Office and sundry          82       2,885          139       4,334     7,942
  Professional fees       8,357           -       16,537       1,500    40,810
  Travel                      -       2,723            -       3,580     2,524
  Website development
   and maintenance          933           -        1,635           -    16,100
                    -----------------------------------------------------------
                         30,273      36,561       44,464      59,494   209,601
                    -----------------------------------------------------------
Income (Loss) From
  Operations            (23,143)    (34,822)      14,739     (57,705)  (91,612)

Interest Income           3,724           -        6,990           -    12,069
Gain On The Disposal
  Of A Partial
  Interest In
  Rebatopia.com, Inc.
  Related To A
  Terminated Sale
  Agreement                   -           -            -           -    99,972
Equity In Loss Of
  Rebatopia.com, Inc.   (10,042)          -      (37,595)          -   (58,472)
                    -----------------------------------------------------------
Net Loss For The Period (29,461)    (34,822)     (15,866)    (57,705) $(38,043)
                                                                      =========
Deficit Accumulated
  During The
  Development Stage,
  Beginning Of Period    (8,989)    (47,224)     (22,584)    (24,341)
                    --------------------------------------------------
Deficit Accumulated
  During The
  Development Stage,
  End Of Period     $   (38,450)$   (82,046) $   (38,450)$   (82,046)
======================================================================
Net Income (Loss)
  Per Share         $    (0.002)$    (0.002) $    (0.001)$    (0.003)
======================================================================
Weighted Average
  Number Of Shares
  Outstanding        19,828,899  19,765,201   19,828,899  19,765,201
======================================================================

                         SURFORAMA.COM, INC.
                    (A Development Stage Company)

                CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Unaudited)
                       (Stated in U.S. Dollars)

-------------------------------------------------------------------------------
                                                                      PERIOD
                                                                       FROM
                                                                     DATE OF
                                                                      ORGANI-
                                                                      ZATION
                                                                     AUGUST 10
                         THREE MONTHS ENDED      SIX MONTHS ENDED    1999 TO
                               MAY 31                 MAY 31          MAY 31
                         2001          2000      2001        2000      2001
-------------------------------------------------------------------------------
Cash Flows From
 Operating Activities
  Net income (loss)
   for the period     $ (29,461) $ (34,822)  $ (15,866) $ (57,705) $   (38,043)
  Items not
   involving cash:
    Amortization          5,251      5,285      10,500     10,410       31,301
    Shares issued for
     other than cash          -          -           -          -       20,990
  Gain on the disposal
   of a partial interest
   in Rebatopia.com,
   Inc. related to a
   terminated sale
   agreement                  -          -           -          -      (99,972)
  Equity in loss of
   Rebatopia.com, Inc.   10,042          -      37,595          -       58,472

Adjustments To
 Reconcile Net Income
 To Net Cash Used By
 Operating Activities
  Accounts receivable    21,875          -           -          -            -
  Accrued interest
   receivable            (3,726)         -      (6,981)         -      (11,772)
  Advances due from
   Directors                  -    (10,000)          -    (10,000)           -
  Prepaid expenses       (1,636)         -      (1,636)         -       (1,636)
  Accounts payable and
   accrued liabilities    8,494         (2)      8,206         (1)      24,202
                      ---------------------------------------------------------
                         10,839    (39,539)     31,818    (57,296)     (16,458)
                      ---------------------------------------------------------
Cash Flow From
 Financing Activities
  Loan advances           9,464          -       9,464          -        9,464
  Common stock issued         -     78,790           -     78,790      105,899
                      ---------------------------------------------------------
                          9,464     78,790       9,464     78,790      115,363
                      ---------------------------------------------------------
Cash Flows From
 Investing Activities
  Acquisition of
   computer equipment         -     (2,114)          -     (2,114)      (1,956)
 Investment in
  Rebatopia.com, Inc.         -          -           -          -       (1,500)
 Proceeds on disposal of
  interest in
  Rebatopia.com, Inc.         -          -           -          -      100,000
 Advanced to
  Rebatopia.com, Inc.   (27,095)         -     (63,762)         -     (190,995)
 Net asset deficiency
  of legal parent at
  date of reverse
  take-over transaction       -          -           -          -         (407)
                      ---------------------------------------------------------
                        (27,095)    (2,114)    (63,762)    (2,114)     (94,858)
                      ---------------------------------------------------------
Effect Of Exchange
 Rate Changes On Cash       126       (378)        166       (475)      (2,617)
                      ---------------------------------------------------------
Net Change In Cash
 And Cash Equivalents    (6,666)    36,759     (22,314)    18,905        1,430

Cash And Cash
 Equivalents,
 Beginning Of Period      8,096      8,775      23,744     26,629            -
                      ---------------------------------------------------------
Cash And Cash
 Equivalents,
 End Of Period        $   1,430  $  45,534   $   1,430  $  45,534  $     1,430
===============================================================================

                         SURFORAMA.COM, INC.
                    (A Development Stage Company)

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                            MAY 31, 2001
                             (Unaudited)
                       (Stated in U.S. Dollars)



                             COMMON STOCK
                   -------------------------------
                                        ADDITIONAL         CUMULATIVE
                                         PAID-IN           TRANSLATION
                       SHARES    AMOUNT  CAPITAL  DEFICIT  ADJUSTMENT   TOTAL
                   ------------------------------------------------------------
November - Shares
 Issued For Stock
 Based Consulting
 Fees               4,386,806  $  4,387  $ 16,603 $      - $        - $ 20,990

November - Shares
 Issued For Software
 Development Costs 12,853,194    12,853    48,647        -          -   61,500

November - Exchange
 Of Shares To
 Acquire Subsidiary
  Surforama.com
  Portal Services
  Inc.            (17,240,000)        -         -        -          -        -

Surforama.com,
  Inc.             17,240,000         -         -        -          -        -

Net Asset
 Deficiency Of
 Legal Parent At
 Date Of Reverse
 Take-Over
 Transaction                -         -         -     (407)         -     (407)

November - Shares
 Issued For Cash
 At $0.001          2,500,000     2,500    14,500        -          -   17,000

November - Shares
 Issued For Cash
 At $1.00              12,250        12    12,238        -          -   12,250

Translation
 Adjustment                 -         -         -        -         85       85

Net Loss                    -         -         -  (23,934)         -  (23,934)
                   ------------------------------------------------------------
Balance,
 November 30, 1999 19,752,250    19,752    91,988  (24,341)        85   87,484

June - Shares
 Issued For
 Cash At $1.00         76,649        77    76,572        -          -   76,649

Translation
 Adjustment                 -         -         -        -     (2,868)  (2,868)

Net Income                  -         -         -    1,757          -    1,757
                   ------------------------------------------------------------
Balance,
 November 30, 2000 19,828,899    19,829   168,560  (22,584)    (2,783) 163,022

Translation
 Adjustment                 -         -         -        -        166      166

Net Loss                    -         -         -  (15,866)         -  (15,866)
                   ------------------------------------------------------------
Balance,
 May 31, 2001      19,828,899 $  19,829 $ 168,560 $(38,450) $  (2,617)$147,322
                   ============================================================

                         SURFORAMA.COM, INC.
                    (A Development Stage Company)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            MAY 31, 2001
                             (Unaudited)
                      (Stated in U.S. Dollars)


1.   BASIS OF PRESENTATION

The unaudited consolidated financial statements as of May 31, 2001 and 2000 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these consolidated financial statements be read in conjunction with the November 30, 2000 audited consolidated financial statements and notes thereto.


2.   SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company has been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality, and within the framework of the significant accounting policies summarized below:

   a)  Consolidation

       These consolidated financial statements include the accounts of the Company and its wholly owned Canadian subsidiary, Surforama.com Portal Services Inc. The Company owns 49.07% of Rebatopia.com, Inc., a company incorporated in Nevada, U.S.A., and has the ability to exercise significant influence over the entity, therefore its investment is accounted for using the equity method.

   b)  Amortization

       Capital assets are amortized over their economically useful lives at the following rate:

                  Computer equipment - 30% declining balance

In the period of acquisition of an asset, amortization is provided at one half of the above rate.

                         SURFORAMA.COM, INC.
                    (A Development Stage Company)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            MAY 31, 2001
                             (Unaudited)
                      (Stated in U.S. Dollars)


2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

   c)  Development Stage Company

       The Company is a developed stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

   d)  Software Development Costs

       Software development costs represent capitalized costs of design, configuration, coding, installation and testing of the Company's web-site up to its initial implementation. Upon implementation, the asset will be amortized to expense over its estimated useful life of three years using the straight-line method. Ongoing web-site post-implementation costs of operation, including training and application maintenance, will be charged to expense as incurred.

   e)  Revenue Recognition

       The Company recognizes revenue from advertising fees and commitment fees on a net basis.

   f)  Foreign Currency Translation

       The operations of the Company's subsidiary, Surforama.com Portal Services Inc., are located in Vancouver, Canada and its functional currency is the Canadian dollar. The consolidated financial statements have been translated using the current method whereby the assets and liabilities are translated at the year end exchange rate, capital accounts at the historical exchange rate, and revenues and expenses at the average exchange rate for the period. Adjustments arising from the translation of the Company's consolidated financial statements are included as a separate component of shareholders' equity.

                         SURFORAMA.COM, INC.
                    (A Development Stage Company)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            MAY 31, 2001
                             (Unaudited)
                      (Stated in U.S. Dollars)


3.   INVESTMENT IN AND ADVANCES TO REBATOPIA.COM, INC.

Summary financial information for Rebatopia.com, Inc. is as follows:


                                             THREE            SIX
                                             MONTHS          MONTHS
                                             ENDED           ENDED
                                             MAY 31          MAY 31
                                              2001            2001
                                          ----------------------------
Sales                                     $       462     $     8,471
                                          ============================
Net loss from continuing operations       $    28,924     $    88,388
                                          ============================
Net loss for the period                   $    28,924     $    88,388
                                          ============================

4.	RELATED PARTY TRANSACTIONS

During the period, the Company entered into transactions
(recorded at exchange values) with related parties as follows:

   a) Consulting fees paid to certain directors for services rendered to the Company totalled $3,852.

   b) As at May 31, 2001, accrued interest receivable of $11,772 was due from Rebatopia.com, Inc.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                      AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits.
 Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                             PART II

            INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee    $  2,114.32
Federal Taxes                                          $       NIL
State Taxes and Fees                                   $       NIL
Transfer Agent Fees                                    $  2,500.00
Accounting fees and expenses                           $  2,000.00
Legal fees and expenses                                $ 15,000.00
Blue Sky fees and expenses                             $       NIL
Miscellaneous                                          $       NIL
                                                       -----------
Total                                                  $ 21,614.84
                                                       ===========
------------------------------------------------------------------
All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We issued 17,240,000 shares of common stock on November 1, 1999 to the ten vendors of Surforama.com Portal Services Inc. Two of these vendors were Mr. Yau and Mr. Hanson, both now directors of our company. Mr. Yau is our president and CEO and Mr. Hanson is vice-president, and COO. These shares were issued pursuant to
Section 4(2) of the Securities Act of 1933 in exchange for a 100% interest in Surforama.com Portal Services Inc. Surforama.com Portal Services Inc. owns a 100% interest in all and assets and intellectual property that comprise the surforama.com website. Each of the vendors was identified as financially sophisticated and was given adequate access to sufficient information about us to make an informed investment decision, including full access to all of our books, records and documentation. The 17,240,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed an offering of 2,500,000 shares of our common stock at a price of $0.001 per share to a total of eleven purchasers on November 4, 1999. The total amount received from this offering was $2,500. One million of these shares were sold to our officers and directors. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 12,250 shares of our common stock at a price of $1.00 per share to a total of thirteen (13) purchasers on November 30, 1999. The total amount received from this offering was $12,250. One hundred of these shares were sold to an officer and director. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 76,649 shares of our common stock at a price of $1.00 per share to a total of eight (8) purchasers on June 8, 2000. The total amount received from this offering was $76,649. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.


ITEM 27. EXHIBITS.

EXHIBIT
NUMBER       DESCRIPTION
--------     --------------------

 3.1         Articles of Incorporation
 3.2         By-Laws
 3.3         Incorporation documents for Surforama.com Portal
             Services, Inc.
 4.1         Share Certificate
10.1 Equity Joint Venture Agreement dated February 24, 2000 with Source
10.2 Agreement of Purchase and Sale dated November 1, 1999 between Vendors and Surforama.com, Inc.
10.3         Termination of Purchase and Sale Agreement dated
             August 25, 2000.
10.4 Web Advertising Sales Agreement dated October 20, 1999 between Flycast Network and Surforama.com Portal Services, Inc.
23.1         Consent of Morgan & Company

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                            SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on September 4, 2001.

                                 SURFORAMA.COM, INC.

                                 /s/ Edward Yau
                             By: _________________________
                                 Edward Yau, President



                       POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Edward Yau, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE         CAPACITY IN WHICH SIGNED          DATE

/s/ Edward Yau    President and Principal        September 4, 2001
----------------- Executive Officer and
Edward Yau		Director

/s/ Mike Hanson   Vice President and Chief       September 4, 2001
----------------- Operating Officer, Principal
Mike Hanson       Financial Officer and Director

/s/ Gregory Yanke Secretary and Director         September 4, 2001
-----------------
Gregory Yanke

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